UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

Community Bankers Trust Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-32590	20-2652949
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Innslake Drive Glen Allen, VA	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2008, Bruce B. Nolte, chief executive officer of Community Bankers Trust Corporation (the “Company”) resigned as chief executive officer and as a director effective immediately.   Mr. Nolte has not advised the Company of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Upon acceptance of Mr. Nolte’s resignation by the Company’s board of directors, the board appointed George M. Longest, Jr., president of the Company and chief executive officer of the Company’s subsidiary, Bank of Essex, as the Company’s chief executive officer.

Additionally, the Honorable John C. Watkins, a director of TransCommunity Financial Corporation until its recent merger with the Company, was appointed by the board of directors as a director to fill the vacancy on the board effective immediately. Mr. Watkins currently serves as a member of the board of directors of Bank of Essex, is a State Senator for the Commonwealth of Virginia and is one of the early founders of Bank of Powhatan. No appointments to any board committees have been made or are contemplated at this time.

A copy of the Company’s press release issued August 1, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On August 1, 2008, the Company issued a press release announcing the completion of the merger of the Company’s two subsidiary banks, pursuant to which TransCommunity Bank, National Association, was merged with and into the Bank of Essex.

A copy of the Company’s press release issued August 1, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release dated August 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION

Date: August 1, 2008	By:	/s/ Bruce E. Thomas

Bruce E. Thomas, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated August 1, 2008